SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2008 (March 17, 2008)

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in Charter)

Utah	0-9997	87-03728264
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Suite 200, One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206
(Address of Principal Executive Offices)

(214) 800-2663
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 8.01	Other Events

On March 17, 2008 we received a letter from the Nasdaq Hearings Panel (the “Panel”) indicating that the Panel has determined to continue the listing of our common stock, subject to the condition that our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 demonstrates compliance with the $2.5 million minimum shareholders’ equity requirement. If we fail to demonstrate shareholders’ equity of $2.5 million or greater, the Panel will promptly conduct a hearing with respect to the failure and our securities may be immediately delisted from The Nasdaq Stock Market. If we fail to comply with any requirement for continued listing other than shareholders’ equity, we will be provided with written notice of the deficiency and an opportunity to present a definitive plan to regain compliance. The Panel will thereafter render a determination with respect to our continued listing.

Item 9.01	Financial Statements and Exhibits

Exhibit 99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2008

UNITED HERITAGE CORPORATION

By:	/s/ Paul D. Watson
Paul D. Watson
Chief Executive Officer